EXHIBIT 23.2

House Park & Dobratz, P.C.

605 W. 47th Street, Suite 301

Kansas City, Missouri 64112

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Flint Telecom Group, Inc.’s SEC Form 8-K of our report dated February 18, 2011, relating to the financial statements of Ingedigit International, Inc. for the years ended December 31, 2009 and 2008.

House Park & Dobratz, P.C.
Kansas City, Missouri
March 15, 2011